UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2013 zinco do brasil, inc.

(formerly TurkPower Corporation)

Exact name of registrant as specified in its charter)

Delaware	000-52630	26-2524571
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

100 Park Avenue, Suite 1600

New York, New York 10017

(Address of principal executive offices, including zip code)

(212) 984-0628

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 14, 2013, the Registrant, Ouro do Brasil Holdings Ltd. (“OBH”) and IMS Engenharia Mineral Ltda. (“IMS”) entered into a modification of the Binding Agreement dated August 14, 2012, as amended on February 13, 2013, to extend the date by which the Registrant is required to raise $6,000,000 or such amount necessary to satisfy payment to Vale S.A. to complete the acquisition of the zinc mine, until September 14, 2013.

The extension was granted, in part, as a result of the substantial, partial performance made by the Registrant in its efforts to complete the acquisition, including the delivery of 5,921,620 shares of common stock and 1,074,999 shares of Series C Preferred Stock, as well as the conversion of an aggregate of $4,286,832.05 of liabilities into shares of common stock at $1.50 per share. The Registrant continues to devote all its efforts and operations toward the preparation of engaging in mining operations upon consummation of the transaction. The Registrant owns a minority interest in the Kuluncak mine, an iron ore mine in Turkey formerly owned by Exxaro and is currently in the process of evaluating its options and defining its strategy regarding its asset in Turkey.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 17, 2013, the Registrant appointed Daniel J. Kunz as its Executive Chairman of the Board of Directors and, effective September 1, 2013, its Chief Executive Officer. Also on June 17, 2013, Ryan E. Hart was appointed to serve as Vice Chairman of the Board of Directors. Mr. Hart will continue to serve as Chief Executive Officer until September 1, 2013.

Daniel J. Kunz, 61, was co-founder and served as the Chief Executive Officer and a director of U. S. Geothermal Inc. from March 2000 and December 2003, respectively, until April 19, 2013, of which he also served as President from December 2003 to September 2011. Mr. Kunz has more than 30 years of experience in international mining, engineering and construction, including, marketing, business development, management, accounting, finance and operations. Mr. Kunz served as Chairman of the Board of U.S. Cobalt Inc. from March 2000 to December 2004. He was senior vice president and Chief Operating Officer of Ivanhoe Mines Ltd. from 1997 until October 2000, and served as its President, Chief Executive Officer and Director from November 2000 until March 2003. From March 2003 until March 2004, Mr. Kunz served as President and CEO of Ivanhoe’s subsidiary Jinshan Gold Mines Inc. Prior thereto, Mr. Kunz was a founder of and directed the 1993 initial public offering of the NASDAQ listed MK Gold Company for which he served as President, Chief Executive Officer and a Director. Also, for 17 years from January 1979 to December 1993 Mr. Kunz held executive positions with NYSE listed Morrison Knudsen Corporation including Vice President and Controller. Mr. Kunz holds a Masters of Business Administration, a Bachelor of Science in Engineering and an associate accounting degree. He is currently a director at Chesapeake Gold Corp. and its subsidiary Gunpoint Exploration Ltd, Silver Bull Resources, Kazax Minerals Inc., and Kenai Resources Ltd. The Registrant determined that Mr. Kunz’s experience of more than 30 years in international mining, engineering and construction, plus and his many years of senior management and NYSE, NASDAQ and TSX director experience, rendered him suitably qualified to serve as its Chief Executive Officer and Executive Chairman.

As compensation for these roles, the Registrant agreed to compensate Mr. Kunz in the amount of $30,000 per month, 1,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”) which vest after three years and warrants to purchase another 1,000,000 shares of Common Stock at an exercise price of $1.72 per share equal to the closing price as of June 17, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZINCO DO BRASIL, INC.

Date: June 26, 2013	By:	/s/ Ryan E. Hart
Name: Ryan E. Hart
Title: Chief Executive Officer